SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securitites Exchange Act of 1934

Date of Report
(Date of earliest event reported):  May 7, 2003

KERZNER INTERNATIONAL NORTH AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4748	59-0763055
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1000 South Pine Island Road
Plantation, Florida 33324
(Address of principal executive offices and Zip code)

(954) 809-2000
(Registrant's telephone number, including area code)

Item 5 - Other Events

Effective May 7, 2003 the registrant, along with its parent, Kerzner International Limited ("KZL"), as co-issuers, supplemented the indentures to their 8.875% Senior Subordinated Notes due 2011 (the "Senior Notes"). Pursuant to this supplemental indenture, Kerzner International California, Inc., Kerzner International Management Services Holding, L.L.C., Kerzner International Development Services Holding, L.L.C., Kerzner International Management Services Mexico, S. de R.L. de C.V., Kerzner Servicios Mexico, S. de R.L. de C.V., Kerzner UK Properties Limited, Kerzner Casino Holdings Limited and Kerzner Northampton Limited have been added as guarantors of the Senior Notes.

Attached herewith as an exhibit is the Fourth Supplemental Indenture to the Indenture dated as of August 14, 2001 with respect to the Senior Notes, among the registrant and KZL, as issuers, the Guarantors named therein, and the Bank of New York, as trustee.

Item 7(c) - Exhibits

The following exhibits are filed as part of this report:

99(1)	Fourth Supplemental Indenture dated as of May 7, 2003 supplementing the Indenture dated as of August 14, 2001 to the 8.875% Senior Subordinated Notes due 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	June 4, 2003	KERZNER INTERNATIONAL NORTH AMERICA, INC.
		By:	/s/Anne Robertson
		Name:	Anne Robertson
		Title:	Senior Vice President
Chief Financial Officer